UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2006
HARMONIC INC.
(Exact name of registrant as specified in its charter)
Commission file number: 0-25826

Delaware	77-0201147
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

641 Baltic Way	94089
Sunnyvale, California	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 542-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01 Financial Statement and Exhibits
SIGNATURES
EXHIBIT 99.1

Item 2.01 Completion of Acquisition or Disposition of Assets
On December 8, 2006, Harmonic Inc., a Delaware corporation (“Harmonic” or the “Company”), completed its acquisition (the “Acquisition”) of the video networking software business of Entone Technologies, Inc., a Delaware corporation (“Entone”), pursuant to a previously-announced Agreement and Plan of Merger, dated as of August 21, 2006, and amended as of November 29, 2006 (the “Merger Agreement”), by and among the Company, Edinburgh Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Harmonic, Entone, Entone, Inc., a Delaware corporation and a wholly-owned subsidiary of Entone, Entone Technologies (HK) Limited, a company organized under the laws of Hong Kong and an indirect wholly-owned subsidiary of Entone, Jim Jones, as stockholders’ representative, and U.S. Bank, National Association, as escrow agent.
Under the terms of the Merger Agreement, Harmonic paid an aggregate of approximately $26.3 million in cash and issued 3,579,715 shares of Harmonic’s common stock, par value $0.001 per share, in exchange for all of the issued and outstanding capital stock of Entone. Of the cash consideration paid by Harmonic in connection with the Acquisition, $7.75 million is being held in escrow for at least eighteen (18) months following the closing of the Acquisition to satisfy certain indemnification obligations of Entone and its stockholders.
As contemplated by the Merger Agreement, prior to the completion of the Acquisition, Entone spun out its consumer premise equipment business to its then-existing stockholders.
On December 11, 2006, the Company issued a press release announcing the closing of the Acquisition, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
(a)	Financial statements of businesses acquired. The financial information required by this Item 9.01(a) has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(b)	Pro forma financial information. The financial information required by this Item 9.01(b) has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release issued by Harmonic Inc. on December 11, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HARMONIC INC.

Dated: December 13, 2006	By:	/s/Robin N. Dickson
Robin N. Dickson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Harmonic Inc. on December 11, 2006